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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 5, 2001

Option Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19878 (Commission File Number)	36-3791193 (IRS Employer Identification No.)

100 Corporate North, Suite 212, Bannockburn, IL 60015
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code (847) 615-1690

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

    On September 10, 2001, the Company announced that it had entered into a new contract with Blue Cross and Blue Shield of Florida, Inc. which replaces its prior agreement with them regarding specialty injectable pharmaceuticals. This contract is for an initial term of one year, is terminable by either party upon 90 days notice and, unless terminated, renews annually each September for an additional one year term. The new contract expands the number of Blue Cross and Blue Shield of Florida, Inc. patients to which the Company may provide pharmaceuticals. The Company expects to implement expanded services under the new contract in stages over the next 18 to 24 months.

Item 7. Financial Statements, Pro Forma Financials and Exhibits

(c)
Exhibits

Exhibit Number	Description
10.1	Injectable Drugs Agreement effective as of September 5, 2001 between Health Options, Inc. and OptionMed, Inc. *
99.1	Press Release dated September 10, 2001.

*
Portions of this Exhibit are subject to a Confidential Treatment Request pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission on September 10, 2001.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTION CARE, INC.
By:	/s/ RAJAT RAI Rajat Rai President, Chief Executive Officer and Director

Dated: September 10, 2001.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financials and Exhibits
SIGNATURE